Exhibit 99.1

The Meet Group Reports Fourth Quarter and Full Year 2017 Financial Results

NEW HOPE, Pa., March 7, 2018 – The Meet Group, Inc. (NASDAQ: MEET), a public market leader in the mobile meeting space, today reported financial results for its fourth quarter and full year ended December 31, 2017.

Fourth Quarter 2017 Financial Highlights

•	Total revenue of $40.1 million, up 37% year over year.

•	Mobile revenue of $32.0 million, up 15% year over year.

•
GAAP net loss of $67.7 million, or $0.94 per diluted share primarily as a result of a non-cash asset impairment charge and deferred tax charge of $56.4 million and $7.7 million, respectively, compared to GAAP net income of $9.9 million, or $0.15 per diluted share in the prior year quarter

•	Adjusted EBITDA of $10.5 million, compared to $12.8 million in the prior year quarter.

•	Non-GAAP net income of $9.5 million, or $0.12 per diluted share, compared to $12.4 million or $0.19 per diluted share in the prior year quarter.

Full Year 2017 Financial Highlights

•	Total revenue of $123.8 million, up 63% year over year.

•	Mobile revenue of $97.8 million, up 38% year over year.

•
GAAP net loss of $64.2 million, or $0.93 per diluted share primarily as a result of a non-cash asset impairment charge and deferred tax charge of $56.4 million and $7.7 million, respectively, compared to GAAP net income of $46.3 million, or $0.80 per diluted share in the prior year

•	Adjusted EBITDA of $31.6 million, up 8% year over year, or a 26% margin.

•	Non-GAAP net income of $28.5 million, or $0.39 per diluted share, compared to $26.9 million or $0.47 per diluted share in the prior year

(See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measure, below.)

"Video has arrived at The Meet Group,” said Geoff Cook, Chief Executive Officer. “While we only just began to monetize livestreaming video in the fourth quarter of 2017, it's already a $19 million annualized run rate business based on the month of February's results, up 70% versus the fourth quarter average.

“We believe that’s remarkable progress, particularly given that we’ve deployed video on only two of our four major apps, representing just 40% of our total daily active users (DAU). We expect video revenue to continue to grow quickly in 2018 and beyond, as we seek to rapidly expand our daily video audience and improve our per-video-user monetization rates. We are in the process of video-enabling our large, global social community, and we believe that outside of Asia we are the only social dating company of size with a full-scale commitment to live video.

"It is important to note,” Cook said, “that we expect the first quarter of 2018 will be the first quarter in our history in which we generate the majority of our revenue from user-pay, rather than advertising.  Fueled by the early success of video on MeetMe and Skout and our acquisitions of Lovoo and Tagged, our share of user-pay revenue grew from 6% in the fourth quarter of 2016 to 39% in the fourth quarter of 2017. We expect it will approach 60% in the first quarter of 2018. As we continue to transition toward a user-pay revenue model, we continue to manage costs closely to support our short-term and long-term financial strength. Earlier this week we reduced our cost structure by an additional $7 million on an annualized basis, primarily through headcount and operating expense reductions in our San Francisco office.

“I am also pleased to announce the appointment of Jim Bugden as our Chief Financial Officer. We believe Jim is the ideal financial partner to help us navigate the transformation of our business model from advertising to user-pay. He was the long-time CFO of myYearbook (the predecessor of The Meet Group), and played a key role in diversifying our revenue model through acquisitions of new lines of business as the SVP of Corporate Development. Additionally, our Board of Directors appointed Spencer Grimes as a member. Spencer brings considerable experience in finance and media, currently as Managing Partner of Twinleaf Management LLC, a Connecticut-based registered investment adviser focused on small cap equities in media and technology.  Mr. Grimes is also an adjunct professor of digital media at The New School in New York City. I look forward to working closely with Jim and Spencer.”

Fourth Quarter and Full Year Financial Results

For the fourth quarter of 2017, the Company reported revenue of $40.1 million, an increase from $29.2 million year over year. GAAP net loss was $67.7 million, or $0.94 per diluted share, compared to GAAP net income of $9.9 million, or $0.15 per diluted share year over year. GAAP net loss includes both a non-cash asset impairment charge and a deferred tax charge, both of which contributed to the year over year change. In our annual impairment testing of goodwill and intangible assets, we determined that a write-down of goodwill of $56.4 million was required for our U.S. reporting entity. We believe this was due predominantly to the market-driven impacts on advertising revenue resulting from lower CPMs that negatively affected our results and outlook. We do not expect that this non-cash impairment charge will impact our ability to generate cash flow in the future. In addition, at the end of fourth quarter, with the passage of the new corporate tax law, we took a $7.7 million one-time, non-cash charge to adjust the value of our deferred tax asset. Adjusted EBITDA in the fourth quarter of 2017 was $10.5 million compared to $12.8 million year over year.

For the full year 2017, the Company reported revenue of $123.8 million, an increase from $76.1 million in 2016. GAAP net loss for the year was $64.2 million, or $0.93 per diluted share, compared to GAAP net income of $46.3 million, or $0.80 per diluted share, in the prior year. The Company reported a non-cash asset impairment charge for our U.S. reporting entity and a deferred tax charge of $56.4 million and $7.7 million, respectively, related to the reasons noted above. Adjusted EBITDA for the full year 2017 was $31.6 million, compared to $29.3 million in 2016. Non-GAAP net income was $28.5 million, or $0.39 per diluted share, compared to $26.9 million or $0.47 per diluted share in the prior year.

The Company ended the year with approximately $24 million million in cash and cash equivalents.

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,158,444	$21,852,531
Accounts receivable, net of allowance of $527,958 and $283,000 at December 31, 2017 and 2016, respectively	26,443,675	23,737,254
Prepaid expenses and other current assets	3,245,174	1,489,267
Total current assets	53,847,293	47,079,052
Restricted cash	894,551	393,484
Goodwill	150,694,135	114,175,554
Property and equipment, net	4,524,118	2,466,110
Intangible assets, net	48,719,428	17,010,565
Deferred taxes	15,521,214	28,253,827
Other assets	1,144,032	110,892
Total assets	$275,344,771	$209,489,484
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,277,846	$5,350,336
Accrued liabilities	19,419,595	8,395,060
Current portion of long-term debt	15,000,000	—
Current portion of capital lease obligations	254,399	221,302
Deferred revenue	4,433,450	434,197
Total current liabilities	45,385,290	14,400,895
Long-term capital lease obligations, less current portion, net	192,137	—
Long-term debt	40,706,597	—
Long-term derivative liability	2,995,657	—
Other liabilities	147,178	—
Total liabilities	89,426,859	14,400,895
STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value; authorized - 5,000,000 shares; 0 shares issued and outstanding at December 31, 2017 and 2016	—	—
Common stock, $.001 par value; authorized - 100,000,000 shares; 71,915,018 and 58,945,607 shares issued and outstanding at December 31, 2017 and 2016, respectively	71,918	58,949
Additional paid-in capital	408,029,068	351,873,801
Accumulated deficit	(221,058,536)	(156,844,161)
Accumulated other comprehensive loss	(1,124,538)	—
Total stockholders’ equity	185,917,912	195,088,589
Total liabilities and stockholders’ equity	$275,344,771	$209,489,484

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues	$40,119,076	$29,222,186	$123,753,813	$76,124,109
Operating costs and expenses:
Sales and marketing	6,050,466	6,313,958	20,355,964	15,089,987
Product development and content	19,698,097	8,059,563	60,704,473	25,790,173
General and administrative	6,504,840	3,063,319	19,549,805	9,494,804
Depreciation and amortization	3,954,243	1,802,568	11,573,827	4,069,211
Acquisition and restructuring	3,125,448	829,169	11,774,140	2,457,295
Goodwill impairment	56,428,861	—	56,428,861	—
Total operating costs and expenses	95,761,955	20,068,577	180,387,070	56,901,470
(Loss) income from operations	(55,642,879)	9,153,609	(56,633,257)	19,222,639
Other income (expense):
Interest income	387	2,488	5,731	21,185
Interest expense	(438,445)	(3,160)	(860,392)	(19,388)
Change in warrant liability	—	—	—	(864,596)
(Loss) gain on foreign currency adjustment	(30,416)	69	(32,488)	33,416
Other	9,631	—	9,631	—
Total other expense	(458,843)	(603)	(877,518)	(829,383)
(Loss) income before income tax (expense) benefit	(56,101,722)	9,153,006	(57,510,775)	18,393,256
Income tax (expense) benefit	(11,637,816)	749,916	(6,703,600)	27,875,362
Net (loss) income	$(67,739,538)	$9,902,922	$(64,214,375)	$46,268,618

Basic and diluted net (loss) income per common stockholders:
Basic net (loss) income per common stockholders	$(0.94)	$0.17	$(0.93)	$0.89
Diluted net (loss) income per common stockholders	$(0.94)	$0.15	$(0.93)	$0.80

Weighted average shares outstanding:
Basic	71,808,179	58,856,831	68,743,956	51,963,702
Diluted	71,808,179	64,121,470	68,743,956	57,745,652

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net (loss) income	$(67,739,538)	$9,902,922	$(64,214,375)	$46,268,618

Interest expense	438,445	3,160	860,392	19,388
Change in warrant liability	—	—	—	864,596
Income tax expense (benefit)	11,637,816	(749,916)	6,703,600	(27,875,362)
Depreciation and amortization	3,954,243	1,802,568	11,573,827	4,069,211
Stock-based compensation expense	2,665,232	1,013,145	8,467,278	3,567,987
Goodwill impairment	56,428,861	—	56,428,861	—
Acquisition and restructuring	3,125,448	829,169	11,774,140	2,457,295
Loss (gain) on foreign currency adjustment	30,416	(69)	32,488	(33,416)
Adjusted EBITDA	$10,540,923	$12,800,979	$31,626,211	$29,338,317

GAAP basic net (loss) income per common stockholder	$(0.94)	$0.17	$(0.93)	$0.89
GAAP diluted net (loss) income per common stockholder	$(0.94)	$0.15	$(0.93)	$0.80
Basic adjusted EBITDA per common stockholder	$0.15	$0.22	$0.46	$0.56
Diluted adjusted EBITDA per common stockholder	$0.14	$0.20	$0.43	$0.51

Weighted average shares outstanding:
Basic	71,808,179	58,856,831	68,743,956	51,963,702
Diluted	75,965,208	64,121,470	73,198,544	57,745,652

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP NET INCOME
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Net (loss) income	$(67,739,538)	$9,902,922	$(64,214,375)	$46,268,618

Stock-based compensation expense	2,665,232	1,013,145	8,467,278	3,567,987
Amortization of intangibles	3,370,712	1,364,850	9,353,171	2,507,433
Income tax expense (benefit)	11,637,816	(749,916)	6,703,600	(27,875,362)
Goodwill impairment	56,428,861	—	56,428,861	—
Acquisition and restructuring	3,125,448	829,169	11,774,140	2,457,295
Non-GAAP net income	$9,488,531	$12,360,170	$28,512,675	$26,925,971

GAAP basic net (loss) income per common stockholder	$(0.94)	$0.17	$(0.93)	$0.89
GAAP diluted net (loss) income per common stockholder	$(0.94)	$0.15	$(0.93)	$0.80
Basic Non-GAAP net income per common stockholder	$0.13	$0.21	$0.41	$0.52
Diluted Non-GAAP net income per common stockholder	$0.12	$0.19	$0.39	$0.47

Weighted average shares outstanding:
Basic	71,808,179	58,856,831	68,743,956	51,963,702
Diluted	75,965,208	64,121,470	73,198,544	57,745,652

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss fourth quarter and full year 2017 financial results today, March 7, 2018 at 4:30 p.m. Eastern time. To access the call dial 866-572-9351 (US and Canada) or 703-736-7482 (International) and when prompted provide the participant passcode 7858249 to the operator. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.themeetgroup.com and a replay of the webcast will be available for 90 days.

About The Meet Group

The Meet Group (NASDAQ: MEET) is a fast-growing portfolio of mobile apps designed to meet the universal need for human connection. Our apps - currently MeetMe®, LOVOO®, Skout®, Tagged®, and Hi5® - let users in more than 100 countries chat, share photos, stream live video, and discuss topics of interest, and are available on iPhone, iPad, and Android in multiple languages. Using innovative products and sophisticated data science, The Meet Group keeps its 4.3 million mobile daily active users engaged and originates untold numbers of casual chats, friendships, dates, and marriages. The Meet Group offers advertisers the opportunity to reach customers on a global scale and has leading mobile monetization strategies, including advertising, in-app purchases, and subscription products. The Meet Group has offices in New Hope, San Francisco, Dresden, and Berlin. For more information, visit themeetgroup.com, and follow us on Facebook, Twitter or LinkedIn.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether our total revenue and mobile revenue will continue to grow, whether our Adjusted EBITDA will continue to grow, whether video revenue will continue to grow as expected in 2018 and beyond, whether we will expand our daily video audience and improve per-video-user monetization rates as expected, whether the first quarter of 2018 will be the first in our history in which we generate the majority of our revenue from user-pay, whether user-pay revenue will represent 60% of total revenue in the first quarter of 2018, and whether the non-cash impairment charge will impact our ability to generate cash flow in the future. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2016 filed with the SEC on March 9, 2017, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 filed with the SEC on May 10, 2017, August 4, 2017 and November 9, 2017, respectively. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Measures

The Company defines mobile traffic and engagement metrics (including MAU, DAU, chats per day, and new users per day) to include mobile app traffic for all properties and mobile web traffic for MeetMe and Skout.

The Company uses Adjusted EBITDA and Non-GAAP Net Income, which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below.

The Company defines Adjusted EBITDA as earnings (or loss) from operations before interest expense, benefit or provision for income taxes, depreciation and amortization, stock-based compensation, warrant obligations, non-recurring acquisition, restructuring or other expenses, gain or loss on cumulative foreign currency translation adjustment, gain on sale of asset, bad debt expense outside the normal range, and goodwill and long-lived asset impairment charges. The Company excludes stock-based compensation because it is non-cash in nature. The Company defines Non-GAAP Net Income as earnings (or loss) before benefit or provision for income taxes, amortization of intangibles, non-recurring acquisition and restructuring costs, bad debt expense outside the normal range, and non-cash stock based compensation.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

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Investor Contact:
Leslie Arena
larena@themeetgroup.com
267 714 6418

Media Contact:
Brandyn Bissinger
bbissinger@themeetgroup.com
267 446 7010